Exhibit 99.1
TCV Acquisition Corp. Announces Liquidation

MENLO PARK, Calif., March 30, 2023 — TCV Acquisition Corp. (Nasdaq: TCVA) (the “Company”) announced the following today:

●	The Company anticipates it will not consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association.
●	Accordingly, the Company intends to dissolve and liquidate in accordance with the provisions of its Amended and Restated Memorandum and Articles of Association.
●
As part of that dissolution and liquidation, the Company will redeem all of the outstanding Class A ordinary shares that were included in its initial public offering (the “Public Shares”) at a per-share redemption price of approximately $10.24.

“In light of current market conditions and available target opportunities, we have determined that it was in the best interest of TCVA shareholders to return the capital held in trust. We appreciate the TCVA shareholders who have supported us over the past two years,” said Jake Reynolds, Co-Chief Executive Officer of the Company.

As of the close of business on April 13, 2023, the Public Shares will represent the right to receive the redemption amount. Upon redemption such Public Shares will be deemed cancelled.

In order to provide for the disbursement of funds from the trust account, the Company has instructed the trust account’s trustee to take all necessary actions to liquidate the trust account.  The trust account’s proceeds will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares.

Record holders may redeem their shares for their pro-rata portion of the trust account’s proceeds by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent.  Beneficial owners of Public Shares held in “street name,” however, will not need to take any action to receive the redemption amount.  The redemption of the Public Shares is expected to be completed on April 14, 2023.

The Company’s initial stockholders have waived their redemption rights with respect to its outstanding ordinary shares issued before the Company’s initial public offering.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

About TCV Acquisition Corp.

The Company is a blank check company formed by an affiliate of TCMI, Inc. ("TCV"). Founded in 1995, TCV provides capital to growth-stage private and public companies in the technology industry. Since its inception, TCV has invested over $17 billion in leading technology companies and has helped guide CEOs through 150 IPOs and strategic acquisitions. TCV is headquartered in Menlo Park, California, with offices in New York and London.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2021, and in its subsequent quarterly reports on Form 10-Q, filed  with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Kelley Hodge, Chief Marketing Officer at TCV
Phone: (212) 808-0120
Email: khodge@tcv.com